UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2016

        INOVIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

660 W. Germantown Pike, Suite 110 Plymouth Meeting, Pennsylvania	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 440-4200

                                         N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

We entered into an office lease (the “Lease”) for a property located in San Diego, California. The total space is approximately 51,000 square feet. We intend to use the facility for office, manufacturing and research and development purposes. The term of the Lease commences on the earlier to occur of the date we first commence the conduct of business from any portion of the premises or June 1, 2017. The initial term of the Lease is ten years, with a right to terminate on November 30, 2023, with appropriate notice to the landlord. We also have options to renew the Lease for two five-year periods, with appropriate notices to the landlord.

The base rent adjusts periodically throughout the term of the Lease, with a portion of the rent abated for certain periods during the first two years of the initial term. We will pay the landlord a security deposit of $95,407. In addition, we will pay the landlord our share of operating expenses.

We are contractually obligated to make the following minimum lease payments under the Lease:

Year.	Lease Payments
2017	$48,854
2018	$598,466
2019	$785,135
2020	$930,095
2021	$960,707
Total Remainder of Initial Term	$5,774,954

Total	$9,098,211

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

We will have contractual payment obligations under the Lease as described in Item 1.01 of this Form 8-K report, which description is incorporated into this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

By:	/s/ Peter Kies
Peter Kies,
Chief Financial Officer

Date: October 14, 2016